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                                                                     EXHIBIT D.5

                              TERMINATION AGREEMENT


               This Termination Agreement is made as of June 18, 2001 among and between SunSource Inc., a Delaware corporation ("SunSource"), Lehman Brothers (as that term is defined in the Stockholders Agreement (as defined below)), Donald T. Marshall ("Marshall"), John P. McDonnell ("McDonnell"), Norman V. Edmonson ("Edmonson"), Harold J. Cornelius ("Cornelius"), Max W. Hillman ("Hillman"), Joseph M. Corvino ("Corvino") and the respective S-corporations of Marshall, McDonnell, Edmonson, Cornelius, Hillman and Corvino listed on the signature page hereto (Marshall, McDonnell, Edmonson, Cornelius, Hillman and Corvino and their respective S-corporations, collectively with SunSource and Lehman Brothers, the "Parties" and each a "Party").

               WHEREAS, the Parties are all of the parties to that certain Stockholders Agreement (the "Stockholders Agreement") by and among the Parties dated as of July 31, 1997, which Stockholders Agreement has not been amended, and desire to terminate the Stockholders Agreement as set forth herein.

               NOW, THERFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the Parties, intending to be legally bound, hereby covenant and agree as follows:

        1. Termination; Effective Time. The Stockholders Agreement is hereby terminated in its entirety and has no further force and effect whatsoever. This Termination Agreement shall be effective upon approval by a majority of the independent directors (as defined in annex 1 to the Stockholders Agreement).

        2. Release. Each of the Parties hereby releases, remises and forever discharges each of the other Parties from and against any and all liabilities, obligations, losses, demands or claims which any of them have or ever have had, of every kind and nature, at law or in equity, whether known or unknown, relating to or arising out of the Stockholders Agreement.

        3. Entire Agreement. This Termination Agreement contains the sole and entire agreement among the Parties with respect to the subject matter hereof, and supercedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties with respect to the subject matter.

        4. Governing Law. This agreement and all matters relating to the interpretation, construction, validity and enforcement of this agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

        5. Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Termination Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

        6. Lehman Entities. Each of Lehman/SDI, Inc., Lehman Brothers Capital Partners I, L.P. and LBI Group, Inc. represent that Lehman LTD. I, Inc. has been dissolved in accordance with applicable law, and no longer exists as a separate entity.



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        IN WITNESS WHEREOF, the Parties have duly executed and delivered this agreement on the date first above written.


                                        SUNSOURCE INC.

                                        By: /s/ MAURICE P. ANDRIEN, JR.
                                           ----------------------------
                                           Name: Maurice P. Andrien, Jr.
                                           Title: President & CEO

                                        LEHMAN/SDI, INC.

                                        By: /s/ EDWARD S. GRIEB
                                           -------------------------
                                           Name: Edward S. Grieb
                                           Title: VP


                                        LEHMAN BROTHERS CAPITAL
                                        PARTNERS I, L.P.

                                        By: /s/ STEVEN BERKENFELD
                                           -------------------------
                                           Name:  Steven Berkenfeld
                                           Title: SVP of LB I Group Inc.
                                                  as G.P.


                                        LB I GROUP, INC.

                                        By: /s/ STEVEN BERKENFELD
                                           -------------------------
                                           Name: Steven Berkenfeld
                                           Title: SVP

                                        DOTMAR CORP.


/s/ DONALD T. MARSHALL                  By: /s/ DONALD T. MARSHALL
-------------------------                  -------------------------
Donald T. Marshall

                                        JPM CORP.

/s/ JOHN P. McDONNELL                   By: /s/ JOHN P. McDONNELL
-------------------------                  -------------------------
John P. McDonnell


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                                        NORVED CORP.

/s/ NORMAN V. EDMONSON                  By: /s/ NORMAN V. EDMONSON
-------------------------                  -------------------------
Norman V. Edmonson

                                        HJC CORP.

/s/ HAROLD J. CORNELIUS                 By: /s/ HAROLD J. CORNELIUS
-------------------------                  -------------------------
Harold J. Cornelius

                                        MWH CORP.

/s/ MAX W. HILLMAN, JR.                 By: /s/ MAX W. HILLMAN, JR.
-------------------------                  -------------------------
Max W. Hillman

                                        DIACOR CORP.

/s/ JOSEPH M. CORVINO                   By: /s/ JOSEPH M. CORVINO
-------------------------                  -------------------------
Joseph M. Corvino




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